                                                                    EXHIBIT 10.3


                                    AMENDMENT
                                       TO
                          FINANCIAL SERVICES AGREEMENT

      This Amendment to the Financial Services Agreement ("Amendment") is dated December 3, 2002, by and between Illinois River Energy, LLC ("Illinois River"), a Delaware limited liability company, and U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), a Minnesota corporation.

      The parties have previously entered into a Financial Services Agreement dated July 23, 2002 ("Financial Services Agreement"). In consideration of the foregoing and the mutual covenants herein contained, the parties agree to amend the Financial Services Agreement as follows:

   1. Section 3 of the Financial Services Agreement is hereby amended and restated in its entirety, as follows:

            "SECTION 3. TERM OF AGREEMENT; TERMINATION PAYMENT. Except as set forth in Paragraph 5 of Exhibit A hereto, the term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date 9 months after Successful Commissioning (as such term in defined in Section 2(A)).

            Either party may terminate this Agreement immediately if (1) $10,000,000 in equity has not been raised by Illinois River by June 30, 2003, or (2) the Financial Close has not occurred by August 31, 2003.

            All expenses incurred through the date of termination of this Agreement shall be paid to the appropriate party. In the event Illinois River terminates this Agreement prior to Financial Close but after raising $10,000,000 in equity, Illinois River shall pay U.S. Bancorp Piper Jaffray a termination fee pursuant to the terms set forth in Section 2(A).

   2. Except to the extent specifically amended as set forth above, all other terms of the Financial Services Agreement remain in full force and effect.

      IN WITNESS WHEREOF, this Amendment to the Financial Services Agreement is effective as of the date first set forth above.

ILLINOIS RIVER ENERGY, LLC:               U.S.   BANCORP  PIPER  JAFFRAY INC.:


By:   /s/ Floyd Schultz                   By:   /s/ Mark E. Fisler
   ---------------------------------         -----------------------------------

Print Name:   Floyd Schultz               Print Name:   Mark E. Fisler
           -------------------------                 ---------------------------

Title:   President                        Title:   Managing Director
      ------------------------------            --------------------------------

                          FINANCIAL SERVICES AGREEMENT

         This Financial Services Agreement (this "AGREEMENT") is entered into this 23rd day of July, 2002, by and between Illinois River Energy, LLC, a Delaware limited liability company ("ILLINOIS RIVER"), and U.S. Bancorp Piper Jaffray Inc., a Minnesota corporation ("U.S. BANCORP PIPER JAFFRAY").

                                    RECITALS:

         WHEREAS, Illinois River is desirous of developing, constructing and operating a minimum 40 million gallon ethanol production facility in northern Illinois (the "PROJECT");

         WHEREAS, U.S. Bancorp Piper Jaffray has experience with and can provide advice on financial matters and assistance regarding project financing; and

         WHEREAS, Illinois River is desirous of obtaining the services of U.S. Bancorp Piper Jaffray to provide such advice on financial matters and assistance regarding project financing in connection with the Project.

         NOW, THEREFORE, in consideration of the mutual covenants and stipulations hereafter, the parties agree as follows:

         SECTION 1. (A) SERVICES. U.S. Bancorp Piper Jaffray shall provide to Illinois River the following services (the "SERVICES") in connection with the
Project:

                   (1) Assist and advise Illinois River in developing and implementing a strategy for the financing needs for the Project and Illinois River, including seed capital, equity, and debt;

                   (2) Assist and advise Illinois River in evaluating financial options, including associated costs and technical aspects of any U.S. Department of Agriculture guarantee program, tax increment financing revenue bonds, subordinated debt, and state and federal grants;

                   (3) Assist and advise Illinois River in sourcing and evaluating negotiations of debt financing for the Project, including construction financing and long-term debt financing;

                   (4) Assist and advise Illinois River in the preparation of a development business plan (the "BUSINESS PLAN") with five years of operation projections;

                   (5) Assist and advise Illinois River in credit analyses, submissions, and presentations; and

                   (6) Services rendered in connection with the Private Debt Placement, as described below.

         In addition, U.S. Bancorp Piper Jaffray agrees to act as Illinois River's exclusive selling agent to solicit purchases of equity and debt on a "best efforts" basis. The equity offering and the compensation of U.S. Bancorp Piper Jaffray related to such equity offering shall be pursuant to an agency agreement to be entered into by Illinois River and U.S. Bancorp Piper Jaffray (the "AGENCY AGREEMENT").

         (B) PRIVATE DEBT PLACEMENT. The offering of debt will be made by a private placement memorandum (including any amendments thereto, the "MEMORANDUM") to be prepared by Illinois River. Any offers and sales of debt securities will be made in accordance with the exemptions from registration under the Securities Act of 1933, as amended (the "ACT"), as provided by Section 4(2) and/or Regulation D, Rule 506 under the Act, and other available exemptions under the Act and applicable State or other jurisdictions securities laws (the "PRIVATE DEBT PLACEMENT").

         U.S. Bancorp Piper Jaffray will consult with Illinois River in planning the Private Debt Placement and review with Illinois River and its counsel all preliminary and final revisions of the Memorandum, the subscription documents (including investor questionnaires) related thereto, and such local securities laws' compliance as may be required as a result of the Private Debt Placement. All documents to be used in the Private Debt Placement are to be reviewed by U.S. Bancorp Piper Jaffray prior to use by Illinois River in making offers or sales.

         It is understood that Illinois River may in its discretion postpone, modify, abandon or terminate the Private Debt Placement at any time prior to its consummation. U.S. Bancorp Piper Jaffray may decline to participate in the Private Debt Placement if it reasonably determines that the offering has become impractical or undesirable. Subject to prior approval by Illinois River, U.S. Bancorp Piper Jaffray reserves the right to retain other NASD broker/dealers to act as subagents on its behalf and to retain foreign representatives to act on its behalf for offers to non-U.S. persons (as defined under the Act), subject to their agreement to the terms hereof.

         SECTION 2.    COMPENSATION.

         (A) FEES. In consideration of the Services, Illinois River will pay to U.S. Bancorp Piper Jaffray a fee as a percentage of Total Project Capitalization as set forth in the following table. All capitalized terms in this Section 2(A) are defined in Section 2(B) below.
                                                     PAYMENT
                FEE                                   TERMS
                ---                                   -----

1.75% of Total Project Capitalization    Due in full at time of Financial Close

0.25% of Total Project Capitalization    Prorated over 9 months after Successful
                                           Commissioning

         The fees described in this Section 2(A) are in addition to any fees or commissions payable to U.S. Bancorp Piper Jaffray by Illinois River under the Agency Agreement.

         (B) DEFINITIONS:

         FINANCIAL CLOSE: Closing on all Project Financing; provided, however, that "Project Financing" shall not include financing related to any equity offering by Illinois River.

         SUCCESSFUL COMMISSIONING: Production of ethanol meeting design specifications on a daily basis of nameplate production and all production meets the guarantees provided by the general contractor and engineer, each as agreed upon by Illinois River and U.S. Bancorp Piper Jaffray.

         PROJECT FINANCING:  Total financing of the Project.

         TOTAL PROJECT CAPITALIZATION: The total source of funds including, but not limited to, grants, subordinated debt, senior debts, the equity portion of Working Capital, and revolving line of credit all as established as of Financial Close; provided, however, "Total Project Capitalization" does not include Seed Capital Equity or proceeds raised as a result of any equity offering.

         SEED CAPITAL EQUITY:  At risk capital for project development.

         (C) EXPENSES. Illinois River has paid U.S. Bancorp Piper Jaffray a non-refundable expense retainer of $40,000 (the "EXPENSE RETAINER"). Any unused portion of the Expense Retainer at Financial Close will be an offset against the fees set forth above.

         U.S. Bancorp Piper Jaffray's out-of-pocket expenses, including travel, lodging, meals, communication, costs of outside financial analysis and reports prepared in connection with providing the Services shall be deductions from the Expense Retainer. If expenses (excluding costs of issuance) exceeding $5,000 per month are required, U.S. Bancorp Piper Jaffray shall seek pre-approval therefor from Illinois River. Strict compliance with the foregoing pre-approval provision is required. U.S. Bancorp Piper Jaffray shall submit monthly updated expense reports to Illinois River for reimbursement analysis.

         Illinois River will be responsible for the payment of all costs of issuance, fees and expenses, including, but not limited to, publication expenses, legal counsel, bond counsel, ratings, credit enhancement, all travel, printing of bonds, printing and distribution of required disclosure documents, trustee fees, agent fees and CUSIP numbers.

         SECTION 3. TERM OF AGREEMENT; TERMINATION PAYMENT. Except as set forth in Paragraph 5 of Exhibit A hereto, the term of this Agreement shall begin on the date of execution set forth above and shall have an expiration date 9 months after Successful Commissioning (as such term in defined in Section 2(A)).

         Either party may terminate this Agreement immediately if (1) $10,000,000 in equity has not been raised by Illinois River by September 1, 2002, or (2) the Financial Close has not occurred by January 2, 2003.

         All expenses incurred through the date of termination of this Agreement shall be paid to the appropriate party. In the event Illinois River terminates this Agreement prior to Financial Close but after raising $10,000,000 in equity, Illinois River shall pay U.S. Bancorp Piper Jaffray a termination fee pursuant to the terms set forth in Section 2(A).

         SECTION 4. INDEPENDENT CONTRACTOR. U.S. Bancorp Piper Jaffray is an independent contractor and nothing in this Agreement shall constitute or designate U.S. Bancorp Piper Jaffray or any of its employees or agents as employees or agents of Illinois River.

         SECTION 5. (A) REPRESENTATIONS AND WARRANTIES OF ILLINOIS RIVER. Illinois River represents and warrants to U.S. Bancorp Piper Jaffray that it has obtained all necessary corporate authority, permits, consents and orders required to enter into this Agreement. This Agreement has been duly authorized by Illinois River. Illinois River further represents and warrants that the Memorandum, when prepared by Illinois River, will not contain an untrue statement of a material fact or omit to state a material fact required to be made or necessary in order to make the statements in the Memorandum not misleading.

         (B) REPRESENTATIONS AND WARRANTIES OF U.S. BANCORP PIPER JAFFRAY. U.S. Bancorp Jaffray represents it has the necessary licenses, permits and registration to perform and carry out the Services.

         SECTION 6. ARBITRATION. If any dispute arises out of or in connection with this Agreement (except for any dispute arising out of or in connection with the confidentiality provisions set forth on Exhibit A hereto), the obligations arising under this Agreement (except for any obligations arising under the confidentiality provisions set forth on Exhibit A hereto) or the interpretation of this Agreement's terms (except for the interpretation of the terms of the confidentiality provisions set forth on Exhibit A hereto), the matter shall be referred to arbitration pursuant to the commercial rules of the American Arbitration Association and according to the following terms:

                   (A) Either party may initiate arbitration by giving written notice requested arbitration to the other party.

                   (B) The parties shall select a single arbitrator by mutual agreement, but if they fail to select an arbitrator within 10 calendar days of the receipt of notice of arbitration, then each party shall within seven business days thereafter, appoint their respective arbitrator and the two arbitrators thus chosen shall together, within seven business days of their appointment, select a third arbitrator and that three member panel shall arbitrate the dispute. In the event that the two arbitrators shall fail within seven business days of their appointment to select a third arbitrator, then upon written request of either party, the third arbitrator shall be appointed by the American Arbitration Association. If a party shall fail to appoint an arbitrator as required the arbitrator appointed by the other party shall be the sole arbitrator. The arbitration shall be conducted in Minneapolis, Minnesota.

                   (C) Within 15 business days of the appointment of the arbitrator or panel, as the case may be, each party shall state in writing its position concerning the dispute, supported by the reasons therefore, and deliver its position to the arbitrator(s) and the other party. If either party fails to submit its position in a timely manner, the position submitted by the other party shall be deemed correct, and the arbitration shall be deemed concluded. The parties shall then have 10 calendar days to respond to the position of the other party and deliver that response to the arbitrator(s). The arbitrator(s) shall, within 30 calendar days thereafter, meet to consider the documents presented in order to make a determination by majority on the issues in dispute. Within 15 business days of the end of their meeting the arbitrator(s) shall present their award. The arbitrator(s) may award a party the right to terminate this Agreement if termination is a remedy specified herein for the claim which is the subject of the arbitration.

                   (D) Each party in such arbitration shall bear one-half each of the expenses of the arbitrator(s), including their fees and costs, but each party shall bear their own expenses, including attorney's fees.

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION. In consideration of the agreement of U.S. Bancorp Piper Jaffray to act on behalf of Illinois River pursuant to this Agreement, Illinois River agrees to indemnify and hold harmless U.S. Bancorp Piper Jaffray, its affiliates (within the meaning of the Act), and each of their respective partners, directors, officers, agents, consultants, employees and controlling persons (within the meaning of the Act) (U.S. Bancorp Piper Jaffray and each such other person or entity are hereinafter referred to as an "INDEMNIFIED PERSON"), from and against any losses, damages, expenses and liabilities (collectively "LIABILITIES") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this agreement (collectively "ACTIONS")

(Liabilities and Actions are herein collectively referred to as "LOSSES"), as they may be incurred (including all reasonable legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened Action, and notwithstanding the absence of a final determination as set forth below as to Illinois River's obligation to reimburse an Indemnified Person for such Losses and the possibility that such payments might later be held to have been improper) to which any of them may become subject and which are related to or arise out of any act, omission, transaction or event contemplated by this Agreement. Illinois River will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that it shall have been finally determined by arbitration in accordance with the terms of this Agreement that such Losses resulted primarily from actions taken or omitted to be taken by an Indemnified Person due to its gross negligence or willful misconduct. To the extent that any prior payment has been made by Illinois River to such Indemnified Person is so determined to have been improper by reason of such Indemnified Person's gross negligence or willful misconduct, such Indemnified Person shall promptly pay such amount to Illinois River, together with interest, at the prime rate announced from time to time by U.S. Bank, N.A.

         If the indemnity provided for in this Section 7 should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Indemnified Person harmless, Illinois River shall pay to or on behalf of each Indemnified Person contributions for Losses so that each Indemnified Person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Indemnified Person, respectively, on the one hand and Illinois River on the other hand in connection with the transaction or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of each such Indemnified Person, respectively, and Illinois River as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no event shall the aggregate contribution of all Indemnified Persons to all Losses in connection with any transaction exceed the amount of the compensation actually received by U.S. Bancorp Piper Jaffray pursuant to this Agreement. The respective relative benefits received by U.S. Bancorp Piper Jaffray and Illinois River in connection with any transaction shall be deemed to be in the same proportion as the aggregate fee paid to U.S. Bancorp Piper Jaffray in connection with the transaction bears to the total consideration of the transaction. The relative fault of each Indemnified Person and Illinois River shall be determined by reference to, among other things, whether the actions or omissions to act were by such Indemnified Person or Illinois River and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

         Illinois River also agrees that no Indemnified Person shall have any liability to Illinois River or its affiliates, directors, officers, employees, agents or shareholders, directly or indirectly, related to or arising out of this Agreement, except Losses incurred by Illinois River which it shall have been finally determined by arbitration in accordance with the terms of this Agreement to have resulted primarily from actions taken or omitted to be taken by such Indemnified Person due to its gross negligence or willful misconduct. In no event, regardless of the legal theory advanced, shall any Indemnified Person be liable for any consequential, indirect, incidental or special damages of any nature. Illinois River agrees that without U.S. Bancorp Piper Jaffray's prior written consent it shall not settle any pending or threatened claim, action, suit or proceeding related to this Agreement unless the settlement also includes an express unconditional release of all Indemnified Persons from all liability and obligations arising therefrom, or Illinois River reaffirms its obligations to indemnify for or contribute to Losses incurred by any unreleased Indemnified Person as herein provided.

         Promptly after its receipt of notice of the commencement of any action, any Indemnified Person will, if a claim in respect thereof is to be made against Illinois River hereunder, notify in writing Illinois River of the commencement thereof; but omission so to notify Illinois River will not relieve Illinois River from any liability hereunder which it may have to any Indemnified Person. If Illinois River so elects, Illinois River may assume the defense of such Action in a timely manner, including the employment of counsel (reasonably satisfactory to U.S. Bancorp Piper Jaffray) and payment of expenses, provided Illinois River acknowledges in writing its unconditional obligation pursuant to this agreement to indemnify U.S. Bancorp Piper Jaffray in respect of such Action and provides to U.S. Bancorp Piper Jaffray evidence reasonably satisfactory to U.S. Bancorp Piper Jaffray that Illinois River will have the financial resources to conduct such defense actively and diligently and permits U .S. Bancorp Piper Jaffray and counsel retained by U.S. Bancorp Piper Jaffray at its expense to participate in such defense. Notwithstanding the foregoing, in the event U.S. Bancorp Piper Jaffray determines in its sole discretion that it is advisable for the Indemnified Persons to be represented by separate counsel, then U.S. Bancorp Piper Jaffray may employ on behalf of the Indemnified Persons a single separate counsel to represent or defend such Indemnified Persons in such action, claim, proceeding or investigation and Illinois River will pay the fees and disbursements of such separate counsel as incurred.

         In the event of any fundamental change involving the corporate structure of Illinois River, such as by merger, plan of exchange or sale of all or substantially all of its assets, any executory obligations of Illinois River in this engagement letter shall, if not assumed by operation of law, be assumed by contract by the acquiring entity or arrangements made to protect the interests of U.S. Bancorp Piper Jaffray reasonably satisfactory to U.S. Bancorp Piper Jaffray.

         If multiple claims are brought against U.S. Bancorp Piper Jaffray in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, Illinois River agrees that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.

         The obligations of Illinois River referred to above shall be in addition to any rights that any Indemnified Person may otherwise have.

         SECTION 8. ENTIRE AGREEMENT/AMENDMENTS. This Agreement constitutes the entire Agreement between the parties hereto and sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement, including the Financial Services and Equity Placement Agreement, dated as of July 8, 2002, between U.S. Bancorp Piper Jaffray Inc. and Illinois River Energy, LLC, are of no force and effect. This Agreement shall not be modified except in writing and executed by both parties.

         SECTION 9. GOVERNING LAW. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any of the remaining provisions.

        SECTION 10. NOTICES. Any written notice or communication required by this Agreement, or by law, to be served on, given to, or delivered to either party by the other party, shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to whom it is addressed, or in lieu of such personal service, when deposited in the U.S. mail, first class, postage pre-paid addressed as follows:

         Illinois River Energy, LLC

         ATTN:  Floyd Schultz
         4000 N. Division
         Morris, IL 60450


         U.S. Bancorp Piper Jaffray Inc.
         ATTN:  Mark E. Fisler
         2780 Skypark Drive, Suite 400
         Torrance, CA 90505

        SECTION 11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereunder as well as their respective representatives, distributees, successors, and assigns. No assignment of this Agreement shall be allowed to any third party without the other party's prior written consent.

        SECTION 12. CONFIDENTIALITY. Illinois River agrees to provide documents and other information related to the Project, as U.S. Bancorp Piper Jaffray may reasonably request. U.S. Bancorp Piper Jaffray agrees to provide documentation related to its provision of the Services, as Illinois River may reasonably request. All such information will be held in confidence pursuant to the terms and conditions set forth on Exhibit A hereto, which Exhibit A is hereby incorporated by reference herein and made part of this Agreement; provided, however, that information may be disclosed pursuant to subpoena or other judicial or administrative order or process or as may be appropriate in connection with the Private Debt Placement to prospective investors.

         IN WITNESS HEREOF, the parties have executed this Agreement on the day and year first above written. By the signature of its representative(s) below, each party affirms that it has taken all necessary action to authorize said representative(s) to execute this Agreement.

         EACH PARTY AGREES IT HAS READ AND UNDERSTANDS ALL THE TERMS OF THIS AGREEMENT.

                                  ILLINOIS RIVER ENERGY, LLC


                                  By:    /S/ JAY B. FILLMAN (signature)
                                      ------------------------------------------
                                             JAY B. FILLMAN (printed)

                                     Its    VICE PRESIDENT
                                         --------------------------------------

                                  U.S. BANCORP PIPER JAFFRAY INC.


                                  By:    /S/ MARK E. FISLER (signature)
                                      -----------------------------------------
                                             MARK E. FISLER (printed)

                                     Its    MANAGING DIRECTOR
                                         ------------------------------------

                                    EXHIBIT A


                         TO FINANCIAL SERVICES AGREEMENT


                           CONFIDENTIALITY PROVISIONS

         This is Exhibit A to the Financial Services Agreement (the "FINANCIAL SERVICES AGREEMENT"), dated July 23, 2002, by and between Illinois River Energy, a Delaware limited liability company ("ILLINOIS RIVER"), and U.S. Bancorp Piper Jaffray Inc., a Minnesota corporation ("U.S. BANCORP PIPER JAFFRAY").

PREAMBLE

         Illinois River and U.S. Bancorp Piper Jaffray are currently involved in discussions concerning the development and financing of an ethanol processing facility by Illinois River Energy (the "TRANSACTION"). As a result of such discussions, each party may have access to certain confidential information of the other party. The parties desire to be bound by the terms of this Exhibit A to the Financial Services Agreement in order to allow disclosure to the party receiving such information (the "RECEIVING PARTY") and prohibit disclosure of such information to any other party. Therefore, in consideration of the Receiving Party being given access to certain confidential information of the party providing such information (the "DISCLOSING PARTY") and in exchange for the mutual covenant and promises contained in this Exhibit A to Financial Services Agreement, with the intent to be legally bound, Illinois River and U.S. Bancorp Piper Jaffray agree as follows:

AGREEMENT

          1. CONFIDENTIAL INFORMATION. (a) As used in this Exhibit A to Financial Services Agreement, the "CONFIDENTIAL INFORMATION" of the Disclosing Party shall mean all information concerning or related to the business, operations, financial condition or prospects of the Disclosing Party or any of their respective Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (1) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, insurers, reinsurers, brokers, independent contractors, sales representatives and licensees of the Disclosing Party and their respective Affiliates, in each case whether present or prospective, (2) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Disclosing Party and their respective Affiliates, (3) all financial statements, audit reports, budgets and business plans or forecasts of the Disclosing Party and their respective Affiliates and (4) all information concerning or related to the Transaction; provided, that the Confidential Information of the Disclosing Party shall not include (x) information which is or becomes generally known to the public through no act or omission of the Receiving Party and (y) information which has been or hereafter is lawfully obtained by the Receiving Party from a source other than the Disclosing Party (or any of their respective Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Disclosing Party or any of their Affiliates at the time such Confidential Information was or is disclosed to the Receiving Party. As used in this Paragraph, an "Affiliate" of a Disclosing Party shall mean an entity which controls, is controlled by or is under common control of a Disclosing Party, and the term "control" shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

          2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except as otherwise permitted by Section 3 of this Exhibit A to Financial Services Agreement, the Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party, disclose or use for its own benefit, or that of any third party, any Confidential Information.

         3. PERMITTED DISCLOSURES. Notwithstanding Section 2 of this Exhibit A to Financial Services Agreement, Receiving Party shall be permitted to:

                   (a) disclose Confidential Information to its officers, employees and counsel, but only to the extent reasonably necessary in order for such party to prepare, conduct and execute and deliver definitive documents for the Transaction; provided that Receiving Party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; and

                   (b) disclose Confidential Information to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this subsection, the Receiving Party shall notify the Disclosing Party of the same, and the Disclosing Party shall have the right to participate with the Receiving Party in determining the amount and type of Confidential Information of the Disclosing Party, if any, which must be disclosed in order to comply with applicable law.

          4. RETURN OF CONFIDENTIAL INFORMATION. If activity in respect of the Transaction shall cease without the Transaction being consummated, then, promptly after the written request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all Confidential Information which is in tangible form and which is then in its possession (or in the possession of any of its officers, directors or employees).

          5. TERM. The parties' rights and obligations under this Exhibit A to Financial Services Agreement shall continue indefinitely.

          6. EQUITABLE RELIEF. The Receiving Party acknowledges and agrees that the Disclosing Party would be irreparably damaged in the event that any of the provisions of this Exhibit A to Financial Services Agreement are not performed by the Receiving Party in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that the Disclosing Party shall be entitled to an injunction or injunctions to prevent breaches of this Exhibit A to Financial Services Agreement by the Receiving Party and shall have the right to specifically enforce the terms of this Exhibit A to Financial Services Agreement and the terms and provisions hereof against the Receiving Party in addition to any other remedy to which the Disclosing Party may be entitled in law or equity.

          7. GOVERNING LAW. This Exhibit A to Financial Services Agreement shall be a contract under the State of Minnesota and for all purposes shall be governed by and construed and enforced in accordance with the laws of Minnesota, excluding any choice of law provisions.

          8. SUCCESSORS AND ASSIGNS. The terms of this Exhibit A to Financial Services Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns.

          9. NO ASSIGNMENT OR DELEGATION. Any assignment, delegation or attempted assignment or delegation of the rights or responsibilities established under this Exhibit A to Financial Services Agreement shall be null and void without the prior written duly executed consent by the Party charged.

         10. SEVERABILITY OF PROVISIONS. If any provision of this Exhibit A to Financial Services Agreement shall be held invalid in a court of law, the remaining provisions shall be construed as if the invalid provision were not included in this Exhibit A to Financial Services Agreement.

         11. AMENDMENT OF EXHIBIT A TO FINANCIAL SERVICES AGREEMENT. This Exhibit A to Financial Services Agreement may only be amended or modified through a written duly executed instrument by the Parties hereto. Any attempted oral amendment or modification is ineffective and therefore null and void.

         12. NO IMPLIED WAIVER OF PROVISIONS. Either Parties' failure to insist in any one or more instances upon strict performance by the other party of any of the terms of this Exhibit A to Financial Services Agreement shall not be construed as a waiver of any continuing or subsequent failure to perform or a delay in performance of any term hereof.

         13. NOTICES. Any notice required by this Exhibit A to Financial Services Agreement or given in connection with this Exhibit A to Financial Services Agreement, shall be in writing, hand delivered or sent via registered or certified mail, and shall be given to the appropriate party:

         If to Illinois River:                   Illinois River Energy LLC
                                                 4000 N. Division
                                                 Morris, Illinois  60450

         If to U.S. Bancorp Piper Jaffray:       U.S Bancorp Piper Jaffray Inc.
                                                 2780 Skypark Drive, Suite 400
                                                 Torrance, California 90505
                                                 Attn:  Mark E. Fisler

          14. HEADINGS. Headings used in this Exhibit A to Financial Services Agreement are provided for convenience only and shall not be used to construe meaning or intent.